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                                                                     EXHIBIT 5.1

               [Letterhead of Wilson Sonsini Goodrich & Rosati]

                               January 23, 2001

Avocent Corporation
4991 Corporate Drive
Huntsville, Alabama   35805

Re:  Registration Statement on Form S-8:
     -----------------------------------
          Avocent Corporation 2000 Employee Stock Purchase Plan
          Avocent Corporation 2000 Stock Option Plan
          Avocent Corporation 2000 Transition Nonstatutory Stock Option Plan Equinox Systems Inc. 1992 Non-Qualified Stock Option Plan
          Equinox Systems Inc. 1993 Stock Option Plan
          Equinox Systems Inc. Directors Stock Option Plan
          Equinox Systems Inc. 2000 Directors Stock Option Plan

Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about January 23, 2001 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 8,624,612 shares of your Common Stock (the "Shares") reserved for issuance pursuant to the Avocent Corporation 2000 Employee Stock Purchase Plan, Avocent Corporation 2000 Stock Option Plan, Avocent Corporation 2000 Transition Nonstatutory Stock Option Plan, Equinox Systems Inc. 1992 Non-Qualified Stock Option Plan, Equinox Systems Inc. 1993 Stock Option Plan, Equinox Systems Inc. Directors Stock Option Plan, and Equinox Systems Inc. 2000 Directors Stock Option Plan (collectively, the "Plans"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of such Shares under the Plans.

     It is our opinion that the Shares, as or when issued and sold in the manner described in the Registration Statement and sold in the manner referred to in the respective Plans and pursuant to the respective agreements which accompany the Plans, are or will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.

                                    Very truly yours,

                                    WILSON SONSINI GOODRICH & ROSATI
                                    Professional Corporation

                                    /s/ Wilson Sonsini Goodrich & Rosati